UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2020

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309-7676

(Address of principal executive offices) (Zip Code)

(404) 853-1400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2020, Acuity Brands Lighting, Inc. (“ABL”), the wholly-owned operating subsidiary of Acuity Brands, Inc. (the “Company”), issued $500,000,000 aggregate principal amount of its 2.150% senior notes due 2030 (the “Notes”) pursuant to ABL’s previously disclosed Underwriting Agreement, dated October 27, 2020. The Notes were issued pursuant to the Indenture, dated as of November 10, 2020 (the “Base Indenture”), between ABL and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 10, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among ABL, the Company and ABL IP Holding LLC, a wholly-owned subsidiary of ABL (“ABL IP Holding” and, together with the Company, the “Guarantors”), and the Trustee. Pursuant to the Indenture, ABL executed an officer’s certificate, dated as of November 10, 2020, setting forth the terms of the Notes (the “Officer’s Certificate”). The Notes were issued and sold pursuant to a registration statement on Form S-3ASR (File No. 333-249656), including the prospectus contained therein, and a related prospectus supplement dated October 27, 2020.

ABL will pay interest on the Notes semi-annually on June 15 and December 15 of each year, beginning on June 15, 2021. The Notes are fully and unconditionally guaranteed by the Guarantors (the “Guarantees”). The Notes are senior unsecured obligations of ABL and rank equally in right of payment with all other senior unsecured indebtedness of ABL from time to time outstanding. The Notes are structurally subordinated in right of payment to all existing and future indebtedness of the Company’s subsidiaries (other than ABL and ABL IP Holding).

The Company intends to use the net proceeds from the offering of the Notes to prepay all of the outstanding borrowings under ABL’s $400 million senior unsecured term loan and for general corporate purposes.

The Notes are subject to customary covenants restricting the Company’s and certain of its subsidiaries’ ability, subject to certain exceptions, to create certain liens, enter into sale and lease-back transactions, and to consolidate, merge or sell, lease, transfer or otherwise dispose of its properties and assets substantially as an entirety. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default.

ABL may, at its option, redeem the Notes at any time prior to September 15, 2030 (three months prior to the maturity date of the Notes) in whole or in part, at the applicable make-whole redemption price specified in the Officer’s Certificate. If the Notes are redeemed on or after September 15, 2030, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

If a change of control triggering event, as defined in the Officer’s Certificate, occurs, ABL will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The above description of the Base Indenture, the First Supplemental Indenture, the Officer’s Certificate and the Notes is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture, the Officer’s Certificate and the form of Notes, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

4.1	Indenture, dated as of November 10, 2020, between Acuity Brands Lighting, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 10, 2020, among Acuity Brands Lighting, Inc., Acuity Brands, Inc. and ABL IP Holding, LLC, and U.S. Bank National Association, as trustee.

4.3	Officer’s Certificate, dated as of November 10, 2020, pursuant to Sections 3.01 and 3.03 of the Indenture, dated November 10, 2020, setting forth the terms of the 2.150% Senior Notes due 2030.

4.4	Form of 2.150% Senior Notes due 2030 (included in Exhibit 4.3).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2020

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer